Exhibit 99.2
WESTERN GAS PARTNERS, LP
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

Page
Introduction	2

Unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2008 and for the twelve months ended December 31, 2007	5

Unaudited pro forma condensed consolidated balance sheet as of September 30, 2008	7

Notes to unaudited condensed consolidated pro forma financial statements	8

Unaudited pro forma condensed consolidated financial statements
INTRODUCTION
For purposes of these financial statements, the “Partnership” refers to the combined balances and operations of the Western Gas Partners Predecessor (the “Predecessor”), which is comprised of Anadarko Gathering Company LLC (“AGC”) and Pinnacle Gas Treating LLC (“PGT”), with MIGC LLC (“MIGC”) being reported as an acquired business of the Predecessor, from their inception through the date of their contribution to the Partnership and to the Partnership thereafter and “Anadarko” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership. The unaudited pro forma condensed consolidated financial statements present the impact on the Partnership’s results of operations and financial position attributable to the Partnership’s acquisition of certain midstream assets from Anadarko in connection with the Partnership’s initial public offering on May 14, 2008 (the “Offering”). The assets contributed to the Partnership include AGC, PGT and MIGC, which are referred to as the offering assets. In addition, pursuant to the Contribution Agreement dated November 11, 2008 (the “Contribution Agreement”), the Partnership acquired (i) a 100% ownership interest in the Hilight System, (ii) a 50% interest in the Newcastle System and (iii) a 14.81% limited liability company membership interest in Fort Union Gas Gathering, L.L.C. ( “Fort Union”) from Anadarko. These assets are referred to collectively as the Powder River Basin operations. Aggregate consideration consisted of $175 million cash, 2,556,891 common units and 52,181 general partner units of the Partnership. The Partnership financed the cash portion of the consideration by borrowing $175 million from Anadarko pursuant to the terms of a 5-year term loan agreement. The Partnership’s acquisition of the Powder River Basin operations closed on December 19, 2008.
The contribution by Western Gas Holdings, LLC, (“Holdings GP”) and WGR Holdings, LLC (“Holdings LP”), both Anadarko affiliates, of the offering assets and Powder River Basin operations to the Partnership were recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control. The unaudited pro forma condensed consolidated statements of income of the Partnership for the twelve months ended December 31, 2007 are based upon the audited historical combined financial statements of the Predecessor and the audited financial statements of the Powder River Basin operations. The unaudited pro forma condensed consolidated income statement for the nine months ended September 30, 2008 and pro forma condensed consolidated balance sheet as of September 30, 2008 are based upon the unaudited historical consolidated financial statements of the Partnership and the audited financial statements of the Powder River Basin operations.
The unaudited pro forma condensed consolidated financial statements have been prepared as if the transactions to be effected at the closing of the acquisition of the Powder River Basin operations occurred on September 30, 2008, in the case of the pro forma condensed consolidated balance sheet, and as if the transactions to be effected at the closing of the Offering and the acquisition of the Powder River Basin operations occurred as of January 1, 2007, in the case of the pro forma condensed consolidated statements of income for the nine months ended September 30, 2008 and the twelve months ended December 31, 2007. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have been prepared based on certain pro forma adjustments, as described in Note 2—Pro forma adjustments to the unaudited pro forma condensed consolidated financial statements, to the Predecessor’s historical combined financial statements set forth in its Registration Statement on Form S-1 filed on April 25, 2008 for the twelve months ended December 31, 2007 and the Partnership’s unaudited historical consolidated financial statements set forth in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission, and are qualified in their entirety by reference to such historical combined and consolidated financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto.
The pro forma adjustments reflected in the pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the formation of the Partnership and the transfer of the offering assets and Powder River Basin operations to the Partnership.
The unaudited pro forma condensed consolidated financial statements reflect the following significant transactions:
The Partnership’s initial public offering, which closed on May 14, 2008:
•	Holdings GP and Holdings LP contributed the offering assets to the Partnership;

•	the Partnership issued to Holdings GP 1,083,115 general partner units and 100% of the Partnership incentive distribution rights, which entitle Holdings GP to increasing percentages of cash distributions;

•	the Partnership issued 5,725,431 common units and 26,536,306 subordinated units to Holdings LP, including common units issued in connection with the partial exercise of the underwriters’ over-allotment option on June 11, 2008;

•	the Partnership issued 20,810,875 common units to the public, including common units issued in connection with the partial exercise of the underwriters’ over-allotment option on June 11, 2008;

•	the Partnership received gross proceeds of $343.4 million from the issuance and sale of 20,810,875 common units at an initial offering price of $16.50 per unit;

•	the Partnership used proceeds from the Offering to pay underwriting discounts and a structuring fee totaling $22.3 million and other offering expenses of $5.9 million;

•	the Partnership used the remaining net proceeds of the Offering to (i) make a loan of $260 million to Anadarko in exchange for a 30-year note bearing interest at a fixed annual rate of 6.5%, (ii) reimburse Anadarko for $45.2 million of capital expenditures it incurred with respect to the offering assets and (iii) retain $10.0 million for general partnership purposes;

•	the Partnership is a co-borrower under Anadarko’s $1.3 billion credit facility and has up to $100 million of long-term borrowing capacity available to it;

•	the Partnership entered into a $30 million working capital facility with Anadarko as the lender;

•	the Partnership entered into an omnibus agreement with Anadarko and Holdings GP pursuant to which, among other things, (i) the Partnership reimburses Anadarko and Holdings GP for certain expenses incurred on behalf of the Partnership, including expenses for various general and administrative services rendered by Anadarko and Holdings GP to the Partnership and (ii) the parties agreed to certain indemnification obligations;

•	Holdings GP entered into a services and secondment agreement with Anadarko, pursuant to which certain employees of Anadarko are under the control of and render services to or on behalf of the Partnership; and

•	the Partnership entered into a tax sharing agreement with Anadarko pursuant to which the Partnership will reimburse Anadarko for the Partnership’s share of Texas margin tax borne by Anadarko as a result of the Partnership’s results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to the closing of the Offering.

The acquisition of the Powder River Basin operations, which closed on December 19, 2008:
•	the Partnership entered into a 5-year, $175 million term loan agreement with Anadarko which calls for interest at a fixed rate of 4.0% for the first two years and a floating rate of interest at 3-month LIBOR plus 150 basis points for the final three years;

•	Holdings GP and Holdings LP contributed the Powder River Basin operations to the Partnership;

•	the Partnership paid $175 million of cash consideration to Anadarko; and

•	the Partnership issued 52,181 general partner units to Holdings GP and 2,556,891 common units to Holdings LP.
Immediately subsequent to the acquisition of the Powder River Basin operations:
•	Anadarko holds 1,135,296 general partner units representing a 2.0% general partner interest in the Partnership and 100% of the Partnership’s incentive distribution rights;

•	Anadarko holds 8,282,322 common units and 26,536,306 subordinated units, representing an aggregate 61.3% limited partner interest in the Partnership; and

•	the public holds 20,810,875 common units, representing a 36.7% limited partner interest in the Partnership.
The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had assumed the operations of the offering assets or Powder River Basin operations on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2008

		Powder River
	Partnership	Basin	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
		(unaudited, in thousands except earnings per unit)
Revenues — affiliates
Gathering, processing and transportation of natural gas	$81,199	$—	$—		$81,199
Natural gas, natural gas liquids and condensate	—	133,952	—		133,952
Equity income and other	4,175	3,840	(120	) (a)	7,895

Total revenues — affiliates	85,374	137,792	(120)		223,046

Revenues — third parties
Gathering, processing and transportation of natural gas	11,572	390	—		11,962
Natural gas, natural gas liquids and condensate	13,882	23	—		13,905
Other	5,321	2	—		5,323

Total revenues — third parties	30,775	415	—		31,190

Total Revenues	116,149	138,207	(120)		254,236

Operating Expenses
Cost of product	14,246	105,990	—		120,236
Operation and maintenance	26,665	8,695	(120	) (a)	35,240
General and administrative	6,809	2,035	—		8,844
Property and other taxes	4,525	191	—		4,716
Depreciation	20,155	4,461	—		24,616
Impairment	—	9,354	—		9,354

Total Operating Expenses	72,400	130,726	(120)		203,006

Operating Income	43,749	7,481	—		51,230

Interest income (expense), net - affiliates	3,736	1,196	1,547	(b)	7,420
			6,244	(c)
			(5,250	) (d)
			(53	) (e)
Other income, net	124	—	—		124

Income Before Income Taxes	47,609	8,677	2,488		58,774

Income Tax Expense	8,086	3,037	(10,960	) (f)	163

Net Income	$39,523	$5,640	$13,448		$58,611

General partner’s interest in net income					$1,172
Common unitholders’ interest in net income					$30,040
Subordinated unitholders’ interest in net income					$27,399

Net income per limited partner unit
Common units (basic and diluted)					$1.03
Subordinated units (basic and diluted)					$1.03

Weighted average number of limited partner units outstanding
Common units (basic)					29,093
Common units (diluted)					29,124
Subordinated units (basic and diluted)					26,536
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED DECEMBER 31, 2007

	Predecessor	Powder River Basin	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
		(unaudited, in thousands except earnings per unit)
Revenues — affiliates
Gathering, processing and transportation of natural gas	$92,955	$52	$—		$93,007
Natural gas, natural gas liquids and condensate	7,055	139,097	—		146,152
Equity income and other	2,135	4,169	(160	) (a)	6,144

Total revenues — affiliates	102,145	143,318	(160)		245,303

Revenues — third parties
Gathering, processing and transportation of natural gas	10,682	336	—		11,018
Natural gas, natural gas liquids and condensate	2,772	—	—		2,772
Other	2,394	6	—		2,400

Total revenues — third parties	15,848	342	—		16,190

Total Revenues	117,993	143,660	(160)		261,493

Operating Expenses
Cost of product	6,846	105,437	—		112,283
Operation and maintenance	32,544	8,373	(160	) (a)	40,757
General and administrative	4,784	3,579	—		8,363
Property and other taxes	5,194	397	—		5,591
Depreciation	23,380	7,101	—		30,481

Total Operating Expenses	72,748	124,887	(160)		197,475

Operating Income	45,245	18,773	—		64,018

Interest income (expense), net — affiliates	(8,521)	716	7,805	(b)	9,757
			16,900	(c)
			(7,000	) (d)
			(143	) (e)
Other income (expense), net	—	(15)	—		(15)

Income Before Income Taxes	36,724	19,474	17,562		73,760

Income Tax Expense (Benefit)	12,724	6,816	(19,970	) (f)	(430)

Net Income	$24,000	$12,658	$37,532		$74,190

General partner’s interest in net income					$1,484
Common unitholders’ interest in net income					$38,024
Subordinated unitholders’ interest in net income					$34,682

Net income per limited partner unit
Common units (basic and diluted)					$1.31
Subordinated units (basic and diluted)					$1.31

Weighted average number of limited partner units outstanding
Common units (basic)					29,093
Common units (diluted)					29,124
Subordinated units (basic and diluted)					26,536
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	Partnership	Powder River Basin	Pro Forma		Partnership
	Historical	Historical	Adjustments		Pro Forma
		(unaudited, in thousands)
Current Assets
Cash and cash equivalents	$26,390	$—	$175,000	(g)	$26,390
			(175,000	) (h)
Accounts receivable, net	12,795	48	—		12,843
Natural gas imbalance receivables	1,964	—	—		1,964
Deferred income taxes	14	—	—		14
Other current assets	775	1,796	—		2,571

Total current assets	41,938	1,844	—		43,782

Note receivable — Anadarko	260,000	—	—		260,000
Property, Plant and Equipment
Cost	508,491	149,350	—		657,841
Less accumulated depreciation	140,982	13,327	—		154,309

Net property, plant and equipment	367,509	136,023	—		503,532

Equity investment	—	18,741	—		18,741
Goodwill	4,783	7,564	—		12,347

Total Assets	$674,230	$164,172	$—		$838,402

Current Liabilities
Accounts payable	$1,639	$125	$—		$1,764
Natural gas imbalance payable	2,554	—	—		2,554
Accrued ad valorem taxes	4,472	191	—		4,663
Income taxes payable	13	—	218		231
Accrued liabilities	2,752	216	—		2,968

Total current liabilities	11,430	532	218		12,180
Long-Term Liabilities
Note payable — Anadarko	—	—	175,000	(g)	175,000
Deferred income taxes	431	51,701	(51,983	) (f)	149
Asset retirement obligations and other	8,330	4,704	—		13,034

Total long-term liabilities	8,761	56,405	123,017		188,183

Total Liabilities	20,191	56,937	123,235		200,363

Partners’ Capital and Parent Net Equity
Common unitholders	379,098	—	(15,771	) (h)	363,327
Subordinated unitholders	264,153	—	—		264,153
General partner interest	10,788	—	(229	) (h)	10,559
Parent net investment	—	107,235	(159,000	) (h)	—
			51,765	(f)

Total Partners’ Capital and Parent Net Equity	654,039	107,235	(123,235)		638,039

Commitments and Contingencies
Total Liabilities, Partners’ Capital and Parent Net Equity	$674,230	$164,172	$—		$838,402

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated financial statements
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the audited historical combined financial statements of the Predecessor, the unaudited historical consolidated financial statements of the Partnership and the audited financial statements of the Powder River Basin operations. The unaudited pro forma condensed consolidated financial statements present the impact on the Partnership’s results of operations and financial position of the acquisition of the Powder River Basin operations as well as the Offering, which are described in the Introduction to the pro forma condensed consolidated financial statements. The contribution of the offering assets and Powder River Basin operations to the Partnership were recorded at Anadarko’s historical cost as these transactions are considered reorganizations of entities under common control.
In connection with the Offering, the Partnership, Holdings GP and Anadarko entered into an omnibus agreement and services and secondment agreement. In connection with the acquisition of the Powder River Basin operations, the Partnership, Holdings GP and Anadarko amended the omnibus agreement and services and secondment agreement. The unaudited pro forma condensed consolidated financial statements do not reflect incremental expense associated with the omnibus agreement or services and secondment agreement in excess of expenses charged under the management services fee, other than the expenses included in the Partnership’s historical financial statements for periods including and subsequent to May 14, 2008.
Pursuant to the omnibus agreement, as amended, reimbursement of general and administrative expenses by the Partnership to Anadarko are capped at $6.65 million annually through December 31, 2009, subject to increases based on increases in the Consumer Price Index and, with the concurrence of the special committee of the board of directors of the general partner of the Partnership, subject to further increases arising in connection with expansions of the Partnership’s operations through the acquisition or construction of new assets or businesses. The $6.65 million cap does not apply to any reimbursement by the Partnership to Anadarko for incremental public company costs.
The Partnership anticipates incurring general and administrative expense of approximately $5.6 million annually attributable to operating as a publicly traded entity, including expenses associated with annual and quarterly reporting; tax return and Schedule K-1 preparation and distribution expenses; expenses associated with listing on the New York Stock Exchange; independent auditor fees; legal fees; investor relations expenses; registrar and transfer agent fees; insurance premiums; and expenses associated with maintaining facilities and a limited accounting staff, excluding stock-based compensation expense. The unaudited pro forma condensed consolidated financial statements do not reflect these additional public company costs for periods prior to May 14, 2008.
2. Pro forma adjustments
The following adjustments for the Partnership have been prepared as if the acquisition of the Powder River Basin operations occurred on September 30, 2008, in the case of the pro forma condensed consolidated balance sheet, and as if the transactions to be effected at the closing of the Offering and the acquisition of the Powder River Basin operations had taken place on January 1, 2007, in the case of the pro forma condensed consolidated statements of income:
(a)	Reflects the elimination of transactions between the Partnership and the Powder River Basin operations.

(b)	Reflects the elimination of historical interest expense resulting from the non-cash settlement of receivables and payables held by or owed to Anadarko prior to the Offering and the acquisition of the Powder River Basin operations.

(c)	Reflects the inclusion of interest income prior to May 14, 2008 on the Partnership’s $260 million 30-year note receivable from Anadarko, which bears interest at a fixed annual rate of 6.5%.

(d)	Reflects the inclusion of interest expense on the Partnership’s $175 million 5-year term loan payable to Anadarko issued in connection with the acquisition of the Powder River Basin operations, which initially calls for interest at a fixed rate of 4.0%.

(e)	Reflects, prior to the Offering, the payment by the Partnership of a commitment fee of 0.11% with respect to the Partnership’s $30 million working capital facility and the reimbursement by the Partnership to Anadarko for the Partnership’s allocable portion of commitment fees (0.11% of the Partnership’s committed and available borrowing capacity) that Anadarko incurs under its credit facility and is entitled to recover from the Partnership pursuant to the omnibus agreement.

(f)	Reflects the elimination of historical current and deferred income taxes as if the Partnership, an entity which is generally not subject to federal and state income taxes, owned and operated the offering assets and the Powder River Basin operations since January 1, 2007. Texas margin taxes have not been eliminated and continue to be borne by the Partnership.

(g)	Reflects the issuance of the 5-year $175 million term loan by the Partnership to Anadarko in connection with the acquisition of the Powder River Basin operations.

(h)	Reflects the acquisition of the Powder River Basin operations, including the payment of $175 million cash consideration, issuance of 2,556,891 common units and 52,181 general partner units by the Partnership to Anadarko. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a reduction to partners’ capital for the common unitholders and general partner.
3. Pro forma net income per limited partner unit
The Partnership’s net income is allocated to the general partner and the limited partners, including any subordinated unitholders, in accordance with their respective ownership percentages, and giving effect to incentive distributions allocable to the general partner. The Partnership’s net income allocable to the limited partners is allocated between the common and subordinated unitholders by applying the provisions of the limited partnership agreement that govern actual cash distributions as if all earnings for the period had been distributed. Accordingly, if current net income allocable to the limited partners is less than the minimum quarterly distribution, or if cumulative net income allocable to the limited partners is less than the cumulative minimum quarterly distributions, more income is allocated to the common unitholders than the subordinated unitholders for that period.
Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the provisions of the limited partnership agreement, to the common and subordinated unitholders by the number of common and subordinated units outstanding upon the closing of the Offering and the acquisition of the Powder River Basin operations. For purposes of this calculation, we assumed that (1) annual pro forma cash distributions were equal to annual pro forma earnings and (2) 1,135,296 general partner units, 29,093,197 common units and 26,536,306 subordinated units were outstanding since the beginning of the periods presented. Because, (i) the limited partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit. Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would not have been sufficient to generate incentive distribution payments to our general partner for the nine months ended September 30, 2008 or for the twelve months ended December 31, 2007.